UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2018

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	01-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802 Vienna, Virginia 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On July 12, 2018, the Company received notice from the NYSE American (the “Exchange”) indicating that the Company was not in compliance with Section 1003(a) of the Exchange's continued listing standards in the Company Guide. The Company was afforded the opportunity to submit a plan to regain compliance, and on July 30, 2018 the Company submitted its plan to the Exchange.

On August 16, 2018 the Exchange notified the Company that it accepted the Company's plan of compliance and granted the Company an extension until January 14, 2019 to regain compliance with the continued listing standards. The Company will be subject to periodic review during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE American.

On August 17, 2018, the Company issued a press release announcing its receipt from the Exchange of its acceptance of the Company’s plan of compliance. The full text of this press release is attached as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

Number
Description

99
August 17, 2018 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: August 17, 2018	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations